SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                January 19, 1998


                          THE ST. PAUL COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



         MINNESOTA                  0-3021                     41-0518860
(State or other jurisdiction     (Commission                 (IRS Employer
         of incorporation)       File Number)               Identification No.)



          385 Washington Street
         Saint Paul, Minnesota                                  55102
(Address of principal executive offices)                      (Zip Code)



Registrant's telephone number, including area code: (612) 310-7911


                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 5.  OTHER EVENTS

         The St. Paul Companies, Inc., a Minnesota corporation ("St. Paul"), announced on January 19, 1998 that it entered into a definitive merger agreement (the "Merger Agreement") with USF&G Corporation, a Maryland corporation ("USF&G") pursuant to which SP Merger Corporation, a Maryland corporation and a wholly-owned subsidiary of St. Paul, would be merged with and into USF&G (the "Merger"). As a result of the Merger, USF&G would become a wholly-owned subsidiary of St. Paul.

         Upon the terms and subject to the conditions of the Merger Agreement, each share of common stock, par value $2.50 per share, of USF&G (the "USF&G Common Stock") issued and outstanding immediately prior to the effective time of the Merger (other than shares of USF&G Common Stock owned by St. Paul or any direct or indirect subsidiary of St. Paul or by USF&G or any direct or indirect subsidiary of USF&G (in each case not held on behalf of third parties) will be converted into, and become exchangeable for, the right to receive that number of shares (the "Exchange Ratio") of common stock, no par value, of St. Paul (the "St. Paul Common Stock") determined by dividing $22 by the average of the daily average per share high and low sales prices of one share of St. Paul Common Stock as reported on the New York Stock Exchange, Inc. composite transactions reporting system for each of the 20 trading days ending on the third trading day prior to the date USF&G's shareholders vote on the Merger (the "Average St. Paul Price"), provided, that if the Average St. Paul Price is less than $74, the Exchange Ratio will be 0.2973, and if the Average St. Paul Price is greater than $78, the Exchange Ratio will be 0.2821.

         St. Paul and USF&G also entered into a stock option agreement (the "Stock Option Agreement") which will, upon the occurrence of specified events set forth in the Stock Option Agreement, permit St. Paul to purchase up to 23,181,596 shares of USF&G Common Stock (which number represents 19.9% of the shares of USF&G Common Stock which would have been outstanding if the option had been exercised on the date of the Stock Option Agreement), subject to adjustment in accordance with the terms of the Stock Option Agreement.

         The Merger is subject to, among other things, certain regulatory approvals, approval of the Merger by the stockholders of USF&G and the approval of the issuance of shares of St. Paul Common Stock pursuant to the Merger by the stockholders of St. Paul.

         The preceding description of certain terms and provisions of the Merger Agreement and the Stock Option Agreement is qualified in its entirety by reference to the Merger Agreement and the Stock Option Agreement, copies of which are attached hereto as Exhibits 2.1 and 4.1, respectively, and which are incorporated by reference herein.



                                       -2-



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ITEM 7.  EXHIBITS.

2.1 Agreement and Plan of Merger among USF&G Corporation, The St. Paul Companies, Inc. and SP Merger Corporation, dated as of January 19, 1998.

4.1 Stock Option Agreement between The St. Paul Companies, Inc. and USF&G Corporation, dated as of January 19, 1998.






















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



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       THE ST. PAUL COMPANIES, INC.


Date: January 21, 1998                 By:  /s/ Bruce A. Backberg
                                          --------------------------------------
                                       Name:  Bruce A. Backberg
                                       Title: Senior Vice President, Chief Legal
                                                Counsel and Corporate Secretary



















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


                                  EXHIBIT INDEX



                                                                     SEQUENTIAL
EXHIBIT NO.                       DESCRIPTION                         PAGE NO.
-----------                       -----------                        ----------
    2.1        Agreement and Plan of Merger, dated as of January
               19, 1998, among The St. Paul Companies, Inc., SP
               Merger Corporation and USF&G Corporation

    4.1        Stock Option Agreement, dated as of January 19,
               1998, between The St. Paul Companies, Inc. and
               USF&G Corporation